As filed with the Securities and Exchange Commission on January 16, 2026

Registration No. 333-198706

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Novartis AG

(Exact name of registrant as specified in its charter)

Switzerland	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Lichtstrasse 35

CH-4056 Basel, Switzerland

(Address of principal executive offices)

Novartis AG Long Term Incentive Plan

Novartis AG Deferred Share Bonus Plan

(Full title of the plan)

Karen L. Hale

Chief Legal & Compliance Officer

Novartis AG

Lichtstrasse 35

CH-4056 Basel, Switzerland

(Name and address of agent for service)

+41 61 324 1111

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 (the “Post-Effective Amendment”) to the Registration Statement on Form S-8, File No. 333-198706 (the “Registration Statement”) is filed by Novartis AG for the purpose of filing: (i) the Novartis AG Long Term Incentive Plan, adopted on January 22, 2014, and amended and restated effective January 1, 2026, as Exhibit 4.8 to the Registration Statement; and (ii) the Novartis AG Deferred Share Bonus Plan, adopted on January 22, 2014, and amended and restated effective January 1, 2026, as Exhibit 4.9 to the Registration Statement; and amending certain other sections hereto. No additional securities are being registered.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents previously filed with or furnished to the Commission by Novartis AG (the “Registrant”) are incorporated by reference herein and shall be deemed to be part hereof:

(a) Registrant’s Annual Report on Form 20-F for the year ended December 31, 2024, filed with the Commission on January 31, 2025;

(b) our Reports on Form 6-K furnished to the SEC on April 29, 2025 (only with respect to (i) the information under “R&D update — key developments from the first quarter” in Exhibit 99.1 thereto and (ii) Exhibit 99.2 thereto), July 17, 2025 (film number 251128805) (only with respect to (i) the information under “R&D update — key developments from the second quarter” in Exhibit 99.1 thereto and (ii) Exhibit 99.2 thereto), July 17, 2025 (film number 251130806) (only with respect to the first full paragraph of the Press Release included therein), October 27, 2025, October 28, 2025 (only with respect to (i) the information under “R&D update — key developments from the third quarter” in Exhibit 99.1 thereto and (ii) Exhibit 99.2 thereto) and November 25, 2025.

All documents filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) subsequent to the date hereof and prior to the filing of a post-effective amendment indicating that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date such reports are filed.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	EXHIBITS

Exhibit Number	Exhibit
4.1*	Articles of Incorporation of Novartis AG, as amended March 7, 2025 (English translation)

4.2	Organizational Regulations of Novartis AG, effective January 1, 2025 (incorporated by reference to Exhibit 1.2 to Novartis AG’s Annual Report on Form 20-F as filed with the Commission on January 31, 2025).

4.3	Form of Second Amended and Restated Deposit Agreement among Novartis AG, JPMorgan Chase Bank, N.A., as depositary, and all Holders and Beneficial Owners from time to time of American Depositary Receipts (“ADRs”) issued thereunder, including the Form of ADR attached as Exhibit A thereto (incorporated by reference to Exhibit (a) to Novartis AG’s registration statement on Form F-6 (File No. 333-198623) as filed with the Commission on December 16, 2022)

4.4	Form of American Depositary Receipt (included as Exhibit A to Exhibit 4.3)

4.8*	Novartis AG Long Term Incentive Plan, adopted on January 22, 2014, and amended and restated effective January 1, 2026

4.9*	Novartis AG Deferred Share Bonus Plan, adopted on January 22, 2014, and amended and restated effective January 1, 2026

23.1	Consent of Independent Auditors (incorporated by reference to Exhibit 15.1 to Novartis AG’s Annual Report on Form 20-F as filed with the Commission on January 31, 2025).

24*	Powers of Attorney (included on signature pages)

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 (File No. 333-198706) to be signed on its behalf by the undersigned, thereunto duly authorized, in Basel, Switzerland on January 16, 2026.

NOVARTIS AG

By:	/s/ Harry Kirsch
	Name:	Harry Kirsch
	Title:	Chief Financial Officer

By:	/s/ Karen L. Hale
	Name:	Karen L. Hale
	Title:	Chief Legal & Compliance Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Harry Kirsch, Mukul Mehta, Karen L. Hale, Daniel Weiss, Laurent Sigismondi, and each of them (with full power to each of them to act alone), his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 (File No. 333-198706) has been signed by the following persons in the capacities indicated on January 16, 2026.

SIGNATURE	TITLE

/s/ Vasant Narasimhan	Chief Executive Officer
Vasant Narasimhan, M.D.	(principal executive officer)

/s/ Harry Kirsch	Chief Financial Officer
Harry Kirsch	(principal financial and accounting officer)

/s/ Giovanni Caforio	Chair of the Board of Directors
Giovanni Caforio, M.D.

/s/ Simon Moroney	Vice-Chair of the Board of Directors
Simon Moroney, D.Phil.

/s/ Nancy C. Andrews	Director
Nancy C. Andrews, M.D., Ph.D.

/s/ Ton Buechner	Director
Ton Buechner

/s/ Patrice Bula	Director
Patrice Bula

/s/ Elizabeth Doherty	Director
Elizabeth Doherty

/s/ Bridgette Heller	Director
Bridgette Heller

/s/ Daniel Hochstrasser	Director
Daniel Hochstrasser

/s/ Frans van Houten	Director
Frans van Houten

/s/ Elizabeth McNally	Director
Elizabeth McNally, M.D., Ph.D.

/s/ Ana de Pro Gonzalo	Director
Ana de Pro Gonzalo

/s/ John D. Young	Director
John D. Young

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, the undersigned certifies that it is the duly authorized United States representative of the Registrant and has duly caused this Post-Effective Amendment No. 2 to Registration Statement on Form S-8 (File No. 333-198706) to be signed on its behalf by the undersigned, thereunto duly authorized, in East Hanover, New Jersey on January 16 , 2026.

/s/ Jaime Huertas
Jaime Huertas